Exhibit 99.1
Savers Value Village, Inc. Reports Third Quarter Financial Results
Net sales increased 0.5%, or 1.2% in constant currency1
Opened nine new stores and remain on track for 29 new stores in 2024
Narrows full year 2024 outlook
Bellevue, WA - November 7, 2024 – Savers Value Village, Inc. (NYSE: SVV), (the “Company”) today announced financial results for the thirteen weeks ended September 28, 2024 (the “third quarter”).
Highlights for the Third Quarter; Comparisons are to the Thirteen Weeks Ended September 30, 2023
•Net sales increased 0.5% to $394.8 million, with the United States (“U.S.”) up 6.2% and Canada down 7.1%. Constant currency net sales1 increased 1.2% to $397.3 million.
•Comparable store sales decreased 2.4%, with the U.S. increasing 1.6% and Canada decreasing 7.5%. A timing shift in the Canada Day holiday negatively impacted Canadian comparable store sales by approximately 100 basis points in the third quarter.
•The Company opened nine new stores, ending the third quarter with 344 stores.
•Net income and Adjusted net income1 were $21.7 million and $25.1 million, respectively. Net income per diluted share and Adjusted net income per diluted share1 were $0.13 and $0.15, respectively. Net income margin was 5.5%.
•Adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”)1 was $82.0 million and Adjusted EBITDA margin1 was 20.8%. Changes in foreign currency rates negatively impacted Adjusted EBITDA1 by $0.8 million during the third quarter.
•Total active members enrolled in our U.S. and Canadian loyalty programs increased 11.5% to 5.8 million.
Mark Walsh, Chief Executive Officer of Savers Value Village, Inc. stated, “Our team’s disciplined focus on execution enabled us to deliver the quarter in line with our expectations, driven by steady performance in our U.S. business. As expected, our Canadian business remains pressured as a result of the challenging macro environment, but we remain focused on driving stronger performance. Despite external headwinds, our loyalty members remain engaged and committed to our brand, growing to account for nearly 72% of our total sales in the quarter.”
Mr. Walsh continued, “We are confident in our new store strategy, and are increasing our 2025 plans to include 25 to 30 new stores. This growth speaks to increasing consumer demand for thrift and the unique value proposition we bring to the market.”
Also, during the third quarter, the Company repurchased approximately 1.8 million shares of its common stock at a weighted average price of $9.86 per share. As of the end of the third quarter, the Company had approximately $29.1 million remaining on its share repurchase authorization.

[1] Adjusted net income, Adjusted net income per diluted share, Adjusted EBITDA and Adjusted EBITDA margin, as well as amounts presented on a constant currency basis, are not measures recognized under U.S. generally accepted accounting principles (“GAAP”). For additional information on our use of non-GAAP financial measures, see “Non-GAAP Financial Measures”, “Constant Currency” and the accompanying financial tables which reconcile GAAP financial measures to these non-GAAP measures.

Fiscal 2024 Outlook
The Company’s updated outlook for the fifty-two weeks ending December 28, 2024 (“fiscal 2024”) is as follows:
•Total of 29 new stores, consisting of 22 organic new store openings (unchanged) and 7 stores from our 2 Peaches acquisition (unchanged);
•Total net sales of approximately $1.53 billion to $1.54 billion (from $1.53 billion to $1.56 billion previously);
•Comparable store sales of approximately -1% to 0% (from -1% to 1% previously);
•Net income of approximately $44 million to $49 million (from $42 million to $56 million previously);
•Adjusted net income1 of approximately $81 million to $86 million (from $82 million to $96 million previously);
•Adjusted EBITDA2 of approximately $290 million to $300 million (from $290 million to $310 million previously);
•Capital expenditures of approximately $105 million to $115 million (unchanged); and
•Diluted weighted average common shares outstanding of approximately 167 million (from 168 million previously).

[1] Adjusted net income is not a measure recognized under GAAP. For additional information on our use of non-GAAP financial measures, see “Non-GAAP Financial Measures” and the accompanying financial tables which reconcile GAAP financial measures to non-GAAP measures.
[2] Adjusted EBITDA is not a measure recognized under GAAP. We have not reconciled guidance for Adjusted EBITDA to the corresponding GAAP financial measure because we cannot determine the probable significance of the various reconciling items, as certain items are outside of our control and cannot be reasonably predicted due to the fact that these items could vary significantly period to period. Accordingly, reconciliations to the corresponding GAAP financial measure are not available without unreasonable effort.

Conference Call Information
A conference call to discuss the third quarter financial results is scheduled for today, November 7, 2024, at 4:30 p.m. ET.
Investors and analysts who wish to participate in the call are invited to dial +1 800 549 8228 (international callers, please dial +1 289 819 1520) approximately 10 minutes prior to the start of the call. Please reference Conference ID 92214 when prompted. A live webcast of the conference call will be available over the Internet, which you may access by logging on to the Investor Relations section on the Company’s website at https://ir.savers.com/events-and-presentations/default.aspx.
A recorded replay of the call will be available shortly after the conclusion of the call and remain available until November 21, 2024. To access the telephone replay, dial +1 888 660 6264 (international callers, please dial +1 289 819 1325). The access code for the replay is 92214#. A replay of the webcast will also be available within two hours of the conclusion of the call and will remain available on the website for one year.
About the Savers® Value Village® family of thrift stores
As the largest for-profit thrift operator in the U.S. and Canada for value priced pre-owned clothing, accessories and household goods, our mission is to champion reuse and inspire a future where secondhand is second nature. Learn more about the Savers Value Village family of thrift stores, our impact, and the #ThriftProud movement at savers.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and are made in reliance on the safe harbor protections provided thereunder. Forward looking statements can be identified by words such as “could,” “may,” “might,” “will,” “likely,” “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “continues,” “projects” and similar references to future periods, or by the inclusion of forecasts or projections, the outlook for the Company’s future business, prospects, financial performance, including its fiscal 2024 outlook or financial guidance, and industry outlook. Forward-looking statements are based on the Company’s current expectations and assumptions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, the Company’s actual results may differ materially from those contemplated by the forward-looking statements. Some of the factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements include, but are not limited to: the impact on both the supply and demand for the Company’s products caused by general economic conditions, such as the macroeconomic pressures in Canada and/or the U.S., and changes in consumer confidence and spending; the Company’s ability to anticipate consumer demand and to source and process a sufficient quantity of quality secondhand items at attractive prices on a recurring basis; risks related to attracting new, and retaining existing customers, including by increasing acceptance of secondhand items among new and growing customer demographics; risks associated with its status as a “brick and mortar” only retailer and its lack of operations in the growing online retail marketplace; its failure to open new profitable stores, or successfully enter new markets on a timely basis or at all; risks associated with doing business with international manufacturers and suppliers including, but not limited to, transportation and shipping challenges, regulatory risks in foreign jurisdictions (particularly in Canada, where the Company maintains extensive operations) and exchange rate risks, which the Company may not choose to fully hedge; the loss of, or disruption or interruption in the operations of, its centralized distribution centers; risks associated with litigation, the expense of defense, and the potential for adverse outcomes; its failure to properly hire and to retain key personnel and other qualified personnel or to manage labor costs; risks associated with the timely and effective deployment, protection, and defense of computer networks and other electronic systems, including e-mail; changes in government regulations, procedures and requirements; its ability to maintain an effective system of internal controls and produce timely and accurate financial statements or comply with applicable regulations; risks associated with heightened geopolitical instability due to the conflicts in the Middle East and Eastern Europe; the outbreak of viruses or widespread illness, such as the COVID-19 pandemic, natural disasters or other highly disruptive events and regulatory responses thereto; together with each of the other factors set forth under the heading “Risk Factors” in its filings with the United States Securities and Exchange Commission (“SEC”). Any forward-looking statement made by us in this press release speaks only as of the date on which it is made, and while we believe that information forms a reasonable basis for such statements, that information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. Moreover, factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. The Company is not under any obligation (and specifically disclaims any such obligation) to update or alter these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measures
The Company reports its financial results in accordance with GAAP. Non-GAAP financial measures used by the Company include Adjusted net income, Adjusted net income per diluted share, Adjusted EBITDA and Adjusted EBITDA margin. The Company has included these non-GAAP financial measures in this press release as they are key measures used by its management and its board of directors to evaluate its operating performance and the effectiveness of its business strategies, make budgeting decisions, and evaluate compensation decisions. Adjusted net income, Adjusted net income per diluted share, Adjusted EBITDA and Adjusted EBITDA margin have limitations as analytical tools and you should not consider them in isolation or as a substitute for analysis of the Company’s results as reported under GAAP. There are limitations to using non-GAAP financial measures, including those amounts presented in accordance with the Company’s definitions of Adjusted net income, Adjusted net income per diluted share, Adjusted EBITDA and Adjusted EBITDA margin, as they may not be comparable to similar measures disclosed by its competitors, because not all companies and analysts calculate Adjusted net income, Adjusted net income per diluted share, Adjusted EBITDA and Adjusted EBITDA margin in the same manner. Because of these limitations, you should consider Adjusted net income, Adjusted net income per diluted share, Adjusted EBITDA and Adjusted EBITDA margin alongside other financial performance measures, including, as applicable, net income (loss) and the Company’s other GAAP results. The Company presents Adjusted net income, Adjusted net income per diluted share, Adjusted EBITDA and Adjusted EBITDA margin because we consider these meaningful measures to share with investors because they best allow comparison of the performance of one period with that of another period. In addition, by presenting Adjusted net income, Adjusted net income per diluted share, Adjusted EBITDA and Adjusted EBITDA margin, we provide investors with management’s perspective of the Company’s operating performance.
Adjusted net income is defined as net income (loss) excluding the impact of loss on extinguishment of debt, IPO-related stock-based compensation expense, transaction costs, dividend-related bonus, (gain) loss on foreign currency, net, executive transition costs, certain other adjustments, the tax effect on the above adjustments, and the excess tax shortfall (benefit) from stock-based compensation. The Company defines Adjusted net income per diluted share as Adjusted net income divided by diluted weighted average common shares outstanding.
The Company defines Adjusted EBITDA as net income (loss) excluding the impact of interest expense, net, income tax expense, depreciation and amortization, loss on extinguishment of debt, stock-based compensation expense, non-cash occupancy-related costs, lease intangible asset expense, pre-opening expenses, store closing expenses, executive transition costs, transaction costs, dividend-related bonus, (gain) loss on foreign currency, net and certain other adjustments. The Company defines Adjusted EBITDA margin as Adjusted EBITDA divided by net sales, expressed as a percentage.
Constant Currency
The Company reports certain operating results on a constant-currency basis in order to facilitate period-to-period comparisons of its results without regard to the impact of fluctuating foreign currency exchange rates. The term foreign currency exchange rates refers to the exchange rates used to translate the Company's operating results for all countries where the functional currency is not the U.S. Dollar into U.S. Dollars. Because the Company is a global company, foreign currency exchange rates used for translation may have a significant effect on its reported results. In general, given the Company's significant operations in Canada, the Company's financial results are affected positively by a weakening of the U.S. Dollar against the Canadian Dollar and are affected negatively by a strengthening of the U.S. Dollar against the Canadian Dollar. References to operating results on a constant-currency basis mean operating results without the impact of foreign currency exchange rate fluctuations.
The Company believes disclosure of constant-currency net sales is helpful to investors because it facilitates period-to-period comparisons of its results by increasing the transparency of its underlying performance by excluding the impact of fluctuating foreign currency exchange rates. However, constant-currency results are non-GAAP financial measures and are not meant to be considered as an alternative or substitute for comparable measures prepared in accordance with GAAP. Constant-currency results have no standardized meaning prescribed by GAAP, are not prepared under any comprehensive set of accounting rules or principles and should be read in conjunction with the Company's consolidated financial statements prepared in accordance with GAAP.

Constant-currency results have limitations in their usefulness to investors and may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by other companies.
Constant currency information compares results between periods as if exchange rates had remained constant period-over-period. During the thirteen weeks ended September 28, 2024, as compared to the thirteen weeks ended September 30, 2023, the U.S. Dollar was stronger relative to the Canadian Dollar but weaker relative to the Australian Dollar, which overall resulted in an unfavorable impact on our operating results. During the thirty-nine weeks ended September 28, 2024, as compared to the thirty-nine weeks ended September 30, 2023, the U.S. Dollar was stronger relative to both the Canadian Dollar and the Australian Dollar, which resulted in an unfavorable foreign currency impact on our operating results. The Company calculates constant-currency net sales by translating current period net sales using the average exchange rates from the comparative prior period rather than the actual average exchange rates in effect.

Investor Contact:
Ed Yruma
eyruma@savers.com

Media Contact:
Edelman Smithfield | 713.299.4115 | Savers@edelman.com
Savers | 206.228.2261 | sgaugl@savers.com

SAVERS VALUE VILLAGE, INC.
Condensed Consolidated Statements of Net Income (Loss)
(All amounts in thousands, except per share amounts, unaudited)

	Thirteen Weeks Ended				Thirty-Nine Weeks Ended
	September 28, 2024		September 30, 2023		September 28, 2024		September 30, 2023
	Amount	% of Sales	Amount	% of Sales	Amount	% of Sales	Amount	% of Sales
Net sales	$394,797	100.0%	$392,698	100.0%	$1,135,632	100.0%	$1,117,484	100.0%
Operating expenses:
Cost of merchandise sold, exclusive of depreciation and amortization	170,776	43.3	158,252	40.3	491,566	43.3	458,950	41.1
Salaries, wages and benefits	74,189	18.8	116,114	29.6	248,841	21.9	276,088	24.7
Selling, general and administrative	83,897	21.3	82,076	20.8	245,126	21.6	232,380	20.8
Depreciation and amortization	17,297	4.3	15,911	4.1	52,978	4.6	45,088	4.0
Total operating expenses	346,159	87.7	372,353	94.8	1,038,511	91.4	1,012,506	90.6
Operating income	48,638	12.3	20,345	5.2	97,121	8.6	104,978	9.4
Other (expense) income:
Interest expense, net	(15,466)	(3.9)	(18,708)	(4.8)	(47,309)	(4.2)	(70,912)	(6.3)
Gain (loss) on foreign currency, net	2,443	0.6	(195)	—	547	—	5,587	0.5
Other (expense) income, net	(168)	—	(45)	—	222	—	173	—
Loss on extinguishment of debt	—	—	(10,615)	(2.7)	(4,088)	(0.3)	(16,626)	(1.5)
Other expense, net	(13,191)	(3.3)	(29,563)	(7.5)	(50,628)	(4.5)	(81,778)	(7.3)
Income (loss) before income taxes	35,447	9.0	(9,218)	(2.3)	46,493	4.1	23,200	2.1
Income tax expense	13,766	3.5	6,394	1.7	15,567	1.4	13,957	1.3
Net income (loss)	$21,681	5.5%	$(15,612)	(4.0)%	$30,926	2.7%	$9,243	0.8%
Net income (loss) per share, basic	$0.13		$(0.10)		$0.19		$0.06
Net income (loss) per share, diluted	$0.13		$(0.10)		$0.18		$0.06
Basic weighted average shares outstanding	160,856		160,247		161,301		147,885
Diluted weighted average shares outstanding	165,671		160,247		167,241		153,134

SAVERS VALUE VILLAGE, INC.
Condensed Consolidated Balance Sheets
(All amounts in thousands, unaudited)

	September 28, 2024	December 30, 2023
Current assets:
Cash and cash equivalents	$137,719	$179,955
Trade receivables, net	15,688	11,767
Inventories	39,644	32,820
Prepaid expenses and other current assets	32,756	25,691
Derivative assets – current	—	7,691
Total current assets	225,807	257,924
Property and equipment, net	264,778	229,405
Right-of-use lease assets	549,756	499,375
Goodwill	682,072	687,368
Intangible assets, net	163,439	166,681
Other assets	3,819	3,133
Derivative assets – non-current	—	23,519
Total assets	$1,889,671	$1,867,405
Current liabilities:
Accounts payable and accrued liabilities	$80,790	$92,550
Accrued payroll and related taxes	45,860	65,096
Lease liabilities – current	83,554	79,306
Current portion of long-term debt	6,000	4,500
Total current liabilities	216,204	241,452
Long-term debt, net	735,349	784,593
Lease liabilities – non-current	469,545	419,407
Deferred tax liabilities, net	13,299	27,909
Other liabilities	22,391	17,989
Total liabilities	1,456,788	1,491,350
Stockholders’ equity:
Preferred stock	—	—
Common stock	—	—
Additional paid-in capital	647,106	593,109
Accumulated deficit	(237,549)	(247,541)
Accumulated other comprehensive income	23,326	30,487
Total stockholders’ equity	432,883	376,055
Total liabilities and stockholders’ equity	$1,889,671	$1,867,405

SAVERS VALUE VILLAGE, INC.
Condensed Consolidated Statements of Cash Flows
(All amounts in thousands, unaudited)

	Thirty-Nine Weeks Ended
	September 28, 2024	September 30, 2023
Cash flows from operating activities:
Net income	$30,926	$9,243
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation expense	51,107	50,970
Amortization of debt issuance costs and debt discount	4,169	4,631
Depreciation and amortization	52,978	45,088
Operating lease expense	97,209	89,204
Deferred income taxes, net	(14,511)	(3,725)
Loss on extinguishment of debt	4,088	16,626
Other items	(10,243)	(12,714)
Changes in operating assets and liabilities, net of acquisitions:
Trade receivables	(4,029)	341
Inventories	(6,224)	(14,227)
Prepaid expenses and other current assets	(6,831)	3,675
Accounts payable and accrued liabilities	(12,951)	2,456
Accrued payroll and related taxes	(18,797)	(5,519)
Operating lease liabilities	(91,318)	(84,081)
Other liabilities	2,870	2,434
Net cash provided by operating activities	78,443	104,402
Cash flows from investing activities:
Purchases of property and equipment	(80,146)	(74,579)
Purchase of trade name	—	(650)
Business acquisition, net of cash acquired	(3,189)	—
Settlement of derivative instruments, net	28,194	(199)
Net cash used in investing activities	(55,141)	(75,428)
Cash flows from financing activities:
Proceeds from issuance of long-term debt, net	—	529,247
Principal payments on long-term debt	(54,000)	(546,431)
Payment of debt issuance costs	(1,004)	(4,359)
Prepayment premium on extinguishment of debt	(1,485)	(1,650)
Advances on revolving line of credit	—	42,000
Repayments of revolving line of credit	—	(84,000)
Proceeds from stock option exercises	3,443	—
Dividends paid	—	(262,235)
Proceeds from initial public offering, net	—	314,719
Payment of offering costs	—	(8,766)
Repurchase of common stock under share repurchase program	(20,934)	—
Repurchase of shares and shares withheld for taxes	(553)	(849)
Settlement of derivative instrument, net	11,925	6,213
Principal payments on finance lease liabilities	(1,099)	—
Other	(438)	—
Net cash used in financing activities	(64,145)	(16,111)
Effect of exchange rate changes on cash and cash equivalents	(1,393)	312
Net change in cash and cash equivalents	(42,236)	13,175
Cash and cash equivalents at beginning of period	179,955	112,132
Cash and cash equivalents at end of period	$137,719	$125,307

SAVERS VALUE VILLAGE, INC.
Supplemental Detail on Net Income (Loss) Per Share Calculation
(Unaudited)
The following unaudited table sets forth the computation of net income (loss) per basic and diluted share as shown on the face of the accompanying condensed consolidated statements of net income (loss):

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
(in thousands, except per share data)	September 28, 2024	September 30, 2023	September 28, 2024	September 30, 2023
Numerator
Net income (loss)	$21,681	$(15,612)	$30,926	$9,243
Denominator
Basic weighted average common shares outstanding	160,856	160,247	161,301	147,885
Dilutive effect of employee stock options and awards	4,815	—	5,940	5,249
Diluted weighted average common shares outstanding	165,671	160,247	167,241	153,134
Net income (loss) per share (1)
Basic	$0.13	$(0.10)	$0.19	$0.06
Diluted	$0.13	$(0.10)	$0.18	$0.06
(1)Due to the differences between quarterly and year-to-date weighted average share counts and the effect of quarterly rounding to the nearest cent per share, the year-to-date calculation of net income (loss) per share may not equal the sum of the quarters.

SAVERS VALUE VILLAGE, INC.
Supplemental Detail on Segment Results
(Unaudited)
The following unaudited tables present net sales and profit by segment for the periods presented:

	Thirteen Weeks Ended
(in thousands)	September 28, 2024	September 30, 2023	$ Change	% Change
Net sales:
U.S. Retail	$212,470	$200,127	$12,343	6.2%
Canada Retail	151,886	163,518	(11,632)	(7.1)%
Other	30,441	29,053	1,388	4.8%
Total net sales	$394,797	$392,698	$2,099	0.5%
Segment profit:
U.S. Retail	$43,754	$52,262	$(8,508)	(16.3)%
Canada Retail	$45,354	$56,404	$(11,050)	(19.6)%
Other	$11,895	$10,061	$1,834	18.2%

	Thirty-Nine Weeks Ended
(in thousands)	September 28, 2024	September 30, 2023	$ Change	% Change
Net sales:
U.S. Retail	$612,118	$580,648	$31,470	5.4%
Canada Retail	435,841	450,280	(14,439)	(3.2)%
Other	87,673	86,556	1,117	1.3%
Total net sales	$1,135,632	$1,117,484	$18,148	1.6%
Segment profit:
U.S. Retail	$137,400	$147,062	$(9,662)	(6.6)%
Canada Retail	$124,852	$140,888	$(16,036)	(11.4)%
Other	$27,234	$29,913	$(2,679)	(9.0)%

SAVERS VALUE VILLAGE, INC.
Supplemental Information
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)
The following information relates to non-GAAP financial measures and should be read in conjunction with the investor call held on November 7, 2024, discussing the Company’s financial condition and results of operations for the third quarter.

The following unaudited table presents a reconciliation of net income (loss) and net income (loss) per diluted share on a GAAP basis to Adjusted net income and Adjusted net income per diluted share for the periods presented:

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
(in thousands, except per share data)	September 28, 2024	September 30, 2023	September 28, 2024	September 30, 2023
Net income (loss):
Net income (loss)	$21,681	$(15,612)	$30,926	$9,243
Loss on extinguishment of debt(1)(2)	—	10,615	4,088	16,626
IPO-related stock-based compensation expense(1)(3)	8,506	48,298	46,231	48,324
Transaction costs(1)(4)	14	613	2,621	2,333
Dividend-related bonus(1)(5)	—	—	—	24,097
(Gain) loss on foreign currency, net(1)	(2,443)	195	(547)	(5,587)
Executive transition costs(1)(6)	79	—	689	—
Other adjustments(1)(7)	(1,506)	(381)	(2,217)	(845)
Tax effect on adjustments(8)	(1,594)	(17,209)	(17,442)	(24,635)
Excess tax shortfall (benefit) from stock-based compensation	351	—	(2,415)	—
Adjusted net income	$25,088	$26,519	$61,934	$69,556

Net income per share - diluted(9):
Net income (loss) per diluted share	$0.13	$(0.10)	$0.18	$0.06
Loss on extinguishment of debt(1)(2)	—	0.06	0.02	0.11
IPO-related stock-based compensation expense(1)(3)	0.05	0.29	0.28	0.32
Transaction costs(1)(4)	—	—	0.02	0.02
Dividend-related bonus(1)(5)	—	—	—	0.16
(Gain) loss on foreign currency, net(1)	(0.01)	—	—	(0.04)
Executive transition costs(1)(6)	—	—	—	—
Other adjustments(1)(7)	(0.01)	—	(0.01)	(0.01)
Tax effect on adjustments(8)	(0.01)	(0.10)	(0.10)	(0.16)
Excess tax shortfall (benefit) from stock-based compensation	—	—	(0.01)	—
Adjusted net income per diluted share*	$0.15	$0.16	$0.37	$0.45
*May not foot due to rounding
(1)Presented pre-tax.
(2)Removes the effects of the loss on extinguishment of debt in relation to the repricing of outstanding borrowings under the Term Loan Facility on January 30, 2024, the partial redemption of our Senior Secured Notes on July 3, 2023 and March 4, 2024, and the partial repayment of outstanding borrowings under the Term Loan Facility on February 6, 2023 and July 5, 2023.
(3)Reflects stock-based compensation expense for performance-based options triggered by the completion of our IPO and expense related to restricted stock units issued in connection with the Company’s IPO.
(4)Transaction costs are comprised of non-capitalizable expenses related to offering costs, debt transactions and acquisitions.

(5)Represents dividend-related bonus and related payroll taxes paid in conjunction with our February 2023 dividend.
(6)Represents severance costs associated with executive leadership changes and retention costs associated with the 2 Peaches acquisition.
(7)The thirteen and thirty-nine weeks ended September 28, 2024 include a change in the fair value of acquisition-related contingent consideration of $1.5 million and $1.4 million, respectively. The thirty-nine weeks ended September 28, 2024 further includes insurance proceeds of $0.7 million. The thirteen and thirty-nine weeks ended September 30, 2023 include legal and insurance settlement proceeds of $0.4 million and $0.9 million, respectively.
(8)Tax effect on adjustments is calculated based on the forecasted effective tax rate for the fiscal year.
(9)For the thirteen weeks ended September 30, 2023, Adjusted net income per diluted share includes 6.6 million potential shares of common stock relating to awards of stock options and restricted stock units that were excluded from the calculation of GAAP diluted net loss per share as their inclusion would have had an antidilutive effect.

A reconciliation of the Company’s fiscal 2024 outlook for net income on a GAAP basis to Adjusted net income is presented in the table below:

	Fifty-Two Weeks Ended
(in millions)	December 28, 2024
	Low End	High End
Net income:
Net income	$44	$49
Loss on extinguishment of debt(1)(2)	4	4
IPO-related stock-based compensation expense(1)(3)	55	55
Transaction costs(1)(4)	3	3
Gain on foreign currency, net(1)	(1)	(1)
Executive transition costs(1)(5)	1	1
Other adjustments(1)(6)	(2)	(2)
Tax effect on adjustments	(21)	(21)
Excess tax benefit from stock-based compensation	(2)	(2)
Adjusted net income	$81	$86
(1)Presented pre-tax.
(2)Removes the effects of the loss on extinguishment of debt in relation to the repricing of outstanding borrowings under the Term Loan Facility on January 30, 2024 and the partial redemption of our Senior Secured Notes on March 4, 2024.
(3)Reflects stock-based compensation expense for performance-based options triggered by the completion of our IPO and expense related to restricted stock units issued in connection with the Company’s IPO.
(4)Transaction costs are comprised of non-capitalizable expenses related to offering costs, debt transactions and acquisitions.
(5)Represents severance costs associated with executive leadership changes and retention costs associated with the 2 Peaches acquisition.
(6)Includes a change in the fair value of acquisition-related contingent consideration and insurance proceeds.

The following unaudited table presents a reconciliation of GAAP net income (loss) to Adjusted EBITDA for the periods presented:

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	September 28, 2024	September 30, 2023	September 28, 2024	September 30, 2023
(dollars in thousands)
Net income (loss)	$21,681	$(15,612)	$30,926	$9,243
Interest expense, net	15,466	18,708	47,309	70,912
Income tax expense	13,766	6,394	15,567	13,957
Depreciation and amortization	17,297	15,911	52,978	45,088
Loss on extinguishment of debt(1)	—	10,615	4,088	16,626
Stock-based compensation expense(2)	10,328	49,113	51,107	50,970
Non-cash occupancy-related costs(3)	1,929	1,654	5,663	3,065
Lease intangible asset expense(4)	882	1,001	2,663	3,154
Pre-opening expenses(5)	4,149	2,635	10,906	5,227
Store closing expenses(6)	356	164	563	1,031
Executive transition costs(7)	79	—	689	—
Transaction costs(8)	14	613	2,621	2,333
Dividend-related bonus(9)	—	—	—	24,097
(Gain) loss on foreign currency, net	(2,443)	195	(547)	(5,587)
Other adjustments(10)	(1,506)	(381)	(2,217)	(845)
Adjusted EBITDA	$81,998	$91,010	$222,316	$239,271
Net income (loss) margin	5.5%	(4.0)%	2.7%	0.8%
Adjusted EBITDA margin	20.8%	23.2%	19.6%	21.4%
(1)Removes the effects of the loss on extinguishment of debt in relation to the repricing of outstanding borrowings under the Term Loan Facility on January 30, 2024, the partial redemption of our Senior Secured Notes on July 3, 2023 and March 4, 2024, and the partial repayment of outstanding borrowings under the Term Loan Facility on February 6, 2023 and July 5, 2023.
(2)Represents non-cash stock-based compensation expense related to stock options and restricted stock units granted to certain of our employees and directors.
(3)Represents the difference between cash and straight-line lease expense.
(4)Represents lease expense associated with acquired lease intangibles. Prior to the adoption of Topic 842, this expense was included within depreciation and amortization.
(5)Pre-opening expenses include expenses incurred in the preparation and opening of new stores and processing locations, such as payroll, training, travel, occupancy and supplies.
(6)Costs associated with the closing of certain retail locations, including lease termination costs, amounts paid to third parties for rent reduction negotiations, and fees paid to landlords for store closings.
(7)Represents severance costs associated with executive leadership changes and retention costs associated with the 2 Peaches acquisition.
(8)Transaction costs are comprised of non-capitalizable expenses related to offering costs, debt transactions and acquisitions.
(9)Represents dividend-related bonus and related taxes paid in conjunction with our February 2023 dividend.
(10)The thirteen and thirty-nine weeks ended September 28, 2024 include a change in the fair value of acquisition-related contingent consideration of $1.5 million and $1.4 million, respectively. The thirty-nine weeks ended September 28, 2024 further includes insurance proceeds of $0.7 million. The thirteen and thirty-nine weeks ended September 30, 2023 include legal and insurance settlement proceeds of $0.4 million and $0.9 million, respectively.

Constant-currency
The Company calculates constant-currency net sales by translating current-period net sales using the average exchange rates from the comparative prior period rather than the actual average exchange rates in effect. The Company’s constant-currency net sales is not a financial measure prepared in accordance with GAAP.

The following unaudited table presents a reconciliation of GAAP net sales to constant-currency net sales for the periods presented:

	Thirteen Weeks Ended
(dollars in thousands)	September 28, 2024	September 30, 2023	$ Change	% Change
Net sales	$394,797	$392,698	$2,099	0.5%
Impact of foreign currency	2,518	n/a	2,518	n/m
Constant-currency net sales	$397,315	$392,698	$4,617	1.2%

	Thirty-Nine Weeks Ended
(dollars in thousands)	September 28, 2024	September 30, 2023	$ Change	% Change
Net sales	$1,135,632	$1,117,484	$18,148	1.6%
Impact of foreign currency	5,445	n/a	5,445	n/m
Constant-currency net sales	$1,141,077	$1,117,484	$23,593	2.1%

n/a - not applicable n/m - not meaningful

Supplemental Metrics
We use the supplemental metrics below to evaluate the performance of our business, identify trends, formulate financial projections and make strategic decisions. The Company believes that these metrics provide useful information to investors and others in understanding and evaluating its results of operations in the same manner as its management team.

The following unaudited table summarizes certain supplemental metrics for the periods presented:

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	September 28, 2024	September 30, 2023	September 28, 2024	September 30, 2023
Comparable Store Sales(1)
United States	1.6%	3.3%	2.0%	4.8%
Canada	(7.5)%	4.3%	(4.5)%	6.1%
Total(2)	(2.4)%	3.7%	(0.7)%	5.4%
Number of Stores
United States	167	152	167	152
Canada	164	157	164	157
Total(2)	344	321	344	321
Pounds Processed (lbs mm)	261	249	753	734
Sales Yield (3)	$1.45	$1.50	$1.44	$1.46
(1)Comparable store sales is the percentage change in comparable store sales over the comparable period in the prior fiscal year. We define comparable store sales to be sales by stores that have been in operation for all or a portion of two consecutive fiscal years, or, in other words, stores that are starting their third fiscal year of operation. In fiscal year 2024, comparable store sales excludes stores acquired in the 2 Peaches acquisition. In fiscal year 2023, comparable store sales excludes stores acquired in the 2nd Ave. acquisition because those stores were not yet fully integrated during the prior year comparative period. Comparable store sales is measured in local currency for Canada, while total comparable store sales is measured on a constant currency basis.
(2)Total comparable store sales and total number of stores include our Australia retail locations, in addition to retail stores in the U.S. and Canada.
(3)We define sales yield as retail sales generated per pound processed on a currency neutral and comparable store basis.